Exhibit 99.1
Baker Hughes Receives DOJ Approval of Gulf of Mexico Asset Sale
HOUSTON, Texas — August 25, 2010. Baker Hughes Incorporated (BHI — NYSE) announced that it has received notice today that the Antitrust Division of the US Department of Justice (DOJ) has approved Superior Energy Services as the purchaser of the two stimulation vessels (the HR Hughes and the Blue Ray) and certain other assets used to perform sand control services in the US Gulf of Mexico. These assets are being divested in connection with the acquisition of BJ Services Company. The parties expect to close the sale early next week. Upon closing, the Hold Separate Stipulation and Order requiring the BJ Services and Baker Hughes business in the United States to be operated separately will terminate and the company will be free to fully integrate BJ Services into Baker Hughes globally.
Forward Looking Statements
This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “Forward-Looking Statement”). The word “will,” “expect,” and similar expressions, are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, whether the sale of the assets will be consummated, the ability to integrate the businesses of BJ Services and other statements that are not historical facts. There can be no assurance that all of the conditions to complete the sale of the assets will be satisfied. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements including the successful closing. These forward-looking-statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2009; the company’s subsequent quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010; and those set forth from time to time in our other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement.
Baker Hughes provides reservoir consulting, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.